Exhibit 10.65

Consultant Contract

for Project Promotion

Signing Date: June 17, 2007

Signing Place: Zhangping County of Fujian Province

Party A:

EXPERT NETWORK (SHENZHEN) COMPANY LIMITED

Representative:

ZHU Xiaoxin

Party B:

FUJIAN INTERNET CONSULTANTS LIMITED

Representative:

WANG Lu Fei

In order to speed up the development and promotion of Party A’s e-government construction projects in Fujian Province and to enhance the competitiveness and efficiency of Party A’s e-government contract business, Party A hereby appoints Party B as project consultant.  Based on the principles of equality and mutual benefit and upon friendly negotiation, Party A and Party B reached the following terms and conditions:

1.

Party A agrees to appoint Party B as the project consultant for Party A so that Party B will provide series of services to assist Party A in promoting Party A’s e-government construction project in the Fujian District of China.

2.

It is hereby confirmed by both parties that upon Party B agreeing to perform the above mentioned services, Party A agrees to pay the consultant fee to Party B, particulars of which are set out as follows:

2.1

Amount of the Consultant Fee:
Party A shall pay Party B a consultant fee equals to 5% of the total contract sum (excluding the cost of Hardware Platform purchased on behalf of the project owner) signed by Party A. Party A shall have the right to make absolute decision in calculating the amount of the consultant fee whereas Party B shall have no right to object to such calculation.

2.2

Payment Method:
Party A shall pay the consultant fee by way of common stock of its parent company China Expert Technology Inc. (OCTBB trade symbol: CXTI). Both Party A and Party B agree that the common stock will be issued to a person designated by Party B.

2.3

Calculation of Valuation of the Common Stock:
The common stock to be issued is determined by utilizing an average of the daily market closing price of CXTI’s common stock for the 10 trading days prior to the signature date of a main contract of any e-government projects sourced by Party A.

2.4

Time of Payment:
Party A shall pay Party B the consultant fee within 10 business days after Party A has successfully signed a main contract with the local government sourced by Party B.

2.5

Remarks:
Upon completion of the first phase of the e-government project under the main contract signed between Party A and the local government sourced by Party B, Party A shall have the right to construct any further phases of the same e-government project or make any other construction contracts with the same local government for the constructions of other projects without the consent of Party B and/or without the need to pay any further commission to Party B.

3.

Rights and obligations of Party A and Party B

3.1

Rights and obligations of Party A

3.1.1

Party B shall regularly provide Party A with all true and updated information regarding the e-government project and the owner of the project.

3.1.2

Party A shall have the first and priority right to access all information regarding the Project and owner of the Project collected and arranged by Party B. Party A shall also have the right to request Party B to arrange conferences for Party A to meet with the owner of the Project and to work at its best endeavor to push the matter through.

3.1.3

Party A shall have the right to request Party B to provide professional consultation, decision making and guidance services during the course of negotiation with the owner of the e-government project and implementation of the e-government project.

3.1.4

Party A shall have the final and absolute right in determining whether to take any e-government projects sourced by Party B. This contract shall be terminated automatically if Party A refuses to take such project.

3.1.5

The Main Contract of the e-government project signed by Party A and the owner of the project shall comply with all relevant laws and regulations of the People’s Republic of China.

3.2

Rights and obligations of Party B

3.2.1

Party B shall provide relevant marketing works to Party A to enable Party A to be awarded a main contract for e-government project.

3.2.2

Party B shall provide professional consultation, decision making and guidance to Party A if there is any problem arises during the course of negotiation between Party A and the owner of the project, and shall work at its best endeavor to push the matter through.

3.2.3

Party B shall not be entitled to claim against Party A for any fees in the event that no main contract is signed for any e-government project under this Contract.

3.2.4

Party B shall comply with all relevant laws and regulations of the People’s Republic of China during the course of promoting Party A’s e-government construction services and negotiating with the owner of the project.

4.

Default Liability

4.1

Party B shall undertake all the legal liabilities and indemnify Party A in the event that Party B disclose any confidential documents, information and other confidential matters to any third party without the permission of Party A. The clause shall survive after the signing of a main contract for e-government project with the owner and the termination of this Contract.

4.2

If during the course of promotion, communication and negotiation of the e-government project Party B breaches any relative laws and regulations of the People’s Republic of China, including but not limited to committing bribery or other criminal acts, Party B shall undertake all legal liabilities and indemnify Party A for any loss that may incur arising therefrom.

5.

Termination of contract

5.1

This Contract shall be terminated upon signing of a main contract for e-government system with any one local government of the Fujian District and payment of the consultant fee. Nevertheless, upon the request of Party A, Party B shall continue to assist Party A in following up any requests from the owner of the project.

5.2

This Contract shall be terminated if Party A fails to sign any main contract for e-government system with any local government of the Fujian District.

5.3

In the event that a party is seriously in breach of this Contract during the cooperation between Party A and Party B, the non-breaching party shall be entitled to terminate this Contract.

5.4

This Contract shall be terminated upon mutual agreement of both Parties.

6.

Party B’s Guarantee

6.1

Party B gives guarantee to Party A as follows:-

6.1.1

Party B has no relationship with, and is not an employee of the Central Government or any city governments in China.

6.1.2

Party B is not an employee of Party A and does not have any relationship with all Party A’s employees including its directors.

6.1.3

During the course of promotion, communication and negotiation of the e-government project, Party B has not committed any act that is in breach of all relevant laws and regulations of the People’s Republic of China, including but not limited to bribery and other criminal act.

6.1.4

During the terms of this Contract and unless with the written consent of Party A, Party B shall not refer the e-government project that it negotiated on behalf of Party A to any other company.

7.

Resolution of Disputes
In the event that any dispute arises during the course of execution of this Contact, both parties shall resolve such dispute by negotiation; failing which both parties shall submit it to the Shenzhen City Arbitration Committee for Arbitration.

8.

If there is any matter not mentioned in this Contract, both Parties may sign supplementary agreement after negotiation.

9.

This Contract shall be signed in duplicate, of which each of Party A and Party B keeps one copy. This Contract becomes effective upon signing and sealed by both parties.

Party A:	Expert Network (Shenzhen) Company Limited
Address:	31/F, Development Centre, 2010 Renminnan Road, Shenzhen PRC, 518005
Representative:	[Signature of ZHU Xiaoxin and Seal of Expert Network (Shenzhen) Company Limited]

Party B:	FUJIAN INTERNET CONSULTANTS LIMITED
Address:	TrustNet Chambers, P.O. Box 3444, Road Town, Tortolla, British Virgin Island
Representative:	[Signature of WANG Lu Fei and Seal of FUJIAN INTERNET CONSULTANTS LIMITED]

Signing Date: June 17, 2007